REGISTRATION NO: 333-108190

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Amendment Number 3 to

Form SB – 2/A

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

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ELDERWATCH, INC.

(Exact name of registrant as specified in its charter)

          Florida                                                    0273                                         65 - 0891381

(State or other jurisdiction of          (Primary Standard Industrial          (IRS Employer

incorporation or organization)            Classification Code Number)            Identification No.)

2881 North Pine Island Road, Building 65, Suite 203, Sunrise FL 33322

(954) 741-4157

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Agent for Service: With a Copy to:
Allan Weiss Joseph I. Emas
Elderwatch, Inc. Attorney At Law
2881 North Pine Island Road 1224 Washington Avenue
Building 65, Suite 203 Miami Beach, Florida 33139
Sunrise, Florida (305) 866-3360
(954) 741-4157 (305) 531-1274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per unit	Proposed Maximum Aggregate Offering price	Amount of Registration Fee
Common stock	957,000 shares	$ .25 per share	$239,250.00	$ 56.00 (1)

Amount previously paid.

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We will establish an escrow account and a minimum subscription of $50,000.  Should the minimum subscription of $50,000 is not reached is not be reached all funds will be promptly returned to subscribers without deductions or interest. There is no minimum investment amount a subscriber must make in this offering.

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No exchange or over-the-counter market exists for Elderwatch, Inc. common stock.  The average price paid for Elderwatch, Inc. common stock was $.0139 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

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SUBJECT TO COMPLETION

Prospectus

        , 2003

ELDERWATCH, INC.

957,000 shares of common stock

to be sold by the registrant as issuer and by current shareholders

This is the initial public offering of common stock of Elderwatch, Inc. and no public market currently exists for these shares.  Elderwatch, Inc. is offering for sale up to eight hundred thousand  shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.

________________________________________________________________

Price to Public	Underwriting Commissions	Proceeds to Elderwatch, Inc.
Per Share: $0.25 per share	$0	$0.25 per share
Total Offering: $0.25 per share	$0	$236,500

_____________________________________________________________________________________________

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We will establish an escrow account and a minimum subscription of $50,000.  Should this amount not be reached all funds will be promptly  returned to subscribers without deductions or interest. There is no minimum investment amount a subscriber must make in this offering. Upon achieving the minimum subscription, the proceeds of this offering shall be put to use by Elderwatch, Inc. upon receipt. See “Use of Proceeds” on page 11.

The selling shareholders’ offering is concurrent with the Company’s primary public offering.  The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus at the fair market value of the shares. The Company will be offering its shares of common stock to potential subscribers at the price of $0.25 throughout the duration of this Offering.

This Prospectus covers the proposed offer and sale of up to 800,000 shares of common stock of Elderwatch, Inc. by the Company and 157,000 shares of common stock of Elderwatch, Inc. by selling shareholders.  There is a minimum subscription of $50,000. The offering will be open for a period of twelve months from the date of the prospectus until March 12, 2005, although we may extend the offering for 60 additional days.  The common stock will be sold through the officers and directors of the Company on a best efforts basis.

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This investment involves a high degree of risk.  See "Risk Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made

any recommendations that you buy or not buy the shares.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

ELDERWATCH, INC.

Summary Information ………………….……………………….……………………………..5

Risk Factors…………………………………………………………………………………….. 8

Use of Proceeds…………………………………………………………………………….…...12

Determination of Offering Price………………………………………………………..……..9

Dilution……………………………………………………………………………………….…9

Selling Security Holders………………………………………………………………….…..10

Plan of Distribution……………………………………………………..……………….……11

Legal Proceedings……………………………………………………………………………..11

Directors, Executive Officers, Promoters and Control Persons……………….……….…11

Security Ownership of Certain Beneficial Owners and Management……………….…..12

Description of Securities…………………………………………………………………..….13

Disclosure of the Commission Position on the Indemnification

for Securities Act Liabilities………………………………………………….………………15

Organization Within Last Five Years………………………………………………….……15

Description of Business……………………………………………………………………….15

Management's Discussion and Analysis or Plan of Operation……………………..…….20

Description of Property………………………………………………………………….……21

Certain Relationships and Related Transactions………………………………………..….21

Market for Common Equity and Related Shareholder Matters……………………….….21

Executive Compensation…………………………………………………………………..…21

Financial Statements…………………………………………………………………………..21

Changes In and Disagreements With Accountants on

Accounting and Financial Disclosure………………………………………………………..29

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Prospectus Summary

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Elderwatch, Inc. ("we", "us", "our" or the "Company") is a corporation formed under the laws of the state of Florida on November 18, 1998.  Our principal offices are located in Sunrise, Florida.

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Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes.  This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members.

On November 18, 1998, we were formed for the purpose of establishing a business that would provide assistance for senior citizens, particularly in Florida, Arizona and California.  We intend to offer regular visits to the elderly in whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention.  These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family.  We believe that the implementation of our services will result in the better treatment for our elderly clients, peace of mind for the family of our clients and financial savings for the clients as a result of our oversight.

Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes.  This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members.  Our purpose is to observe and report on the general conditions of the facility and the resident or patient.

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We will provide the elderly regular visits, assist in problem solving and endeavor to protect our clients from being victimized.   For elderly in assisted living facilities, we intend to provide a monitoring service that attempt to make certain that the patient/client gets properly dressed, takes medication(s) properly and as scheduled and meals properly provided.  For elderly in nursing homes, we intend to provide a relatively inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment. Enhancing our mandate is to observe and report, our visits are randomly scheduled, adding further chances to find sub-standard treatment, if present.  As our visits are random visits, there is no assurance that the service will be successful in attempting to “make certain” that all of the items listed above will be satisfactorily accomplished for their clients. While the cost of the service shall be determined, it is intended to make the service affordable for our clients.  We will provide the elderly regular visits, primarily to “observe and report” and by reporting we will draw attention to any observed deficiencies, report on the patient’s general attitude and frame of mind   For elderly in assisted living facilities, we intend to report on the accommodation and basic assistance, commenting on dress, whether or not they take their medication(s) and satisfaction on their meals.  For elderly in nursing homes, we intend to provide an inexpensive service that will check on the patient in the nursing home, reporting patient cleanliness, condition of their bedding, that their hair is clean and presentable and that they have no complaints of mistreatment.

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1.

Elderwatch, Inc. is in the development stage and has had no revenues.  To date, we have not commenced operations.  Since inception, our president has concentrated his efforts on research of the marketplace of our services and preparing our business strategy.  The implementation of our business strategy is reliant on our ability to raise capital in this offering. See “Risk Factors” and “Implementation of the Business Plan”

Name, Address and Telephone Number of Registrant

Elderwatch, Inc.

2881 North Pine Island Road

Sunrise, FL 33322

The Offering

(954) 741-4157

• Price per share offered $0.25
• Shares of common stock offered by the company 800,000
• Shares of common stock offered by selling shareholders 157,000
• Shares of common stock outstanding after the offering 2,307,000
(assuming all shares are sold)

•

Use of proceeds – to fund marketing and exposure of the services offered to the elderly and/or their families.

SUMMARY FINANCIAL INFORMATION

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The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from January 1, 2003 through December 31, 2003 and balance sheet date to December 31, 2003, are derived from, and are qualified by reference to, our financial statements which have been compiled by Jewett Schwartz & Associates , our independent public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period.

Summary Financial information

From January 1, 2003

through December, 2003 and through March 31, 2004

Net Income (Loss) from Operating Activities ($24,432)
Net Income (Loss) per Common Share ($ 0.015)
Total Shareholders Equity $1,568

Balance Sheet Data As of December 31, 2003 and March 31, 2004

Cash and Cash Equivalents $1,568
Total current assets $1,568
Total liabilities $0.00
Total stockholders’ equity $1,568
Total additional
paid in capital $24,288
Total deficit accumulated
during the development stage ($24,432)
Total liabilities and stockholders’ equity
and additional paid in capital $1,568

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Risk Factors

Risks related to our business.

We have had losses since inception and expect such losses to continue for the foreseeable future.

Elderwatch, Inc. has never had any revenues.  Costs were incurred when the business was set up and further costs were incurred as a result of developing marketing data for the services offered.  Once we get into business and sales begin, we still expect to lose money for an indeterminate period of time.  We will record losses until net proceeds from our services exceed our expenses.  Until these net proceeds are realized any and all reserved funds will be used up.  You should consider these facts carefully before investing.  Because we have had losses since inception and expect such losses to continue for the foreseeable future, there is no assurance of when, if ever, we will be profitable and therefore, you could lose your investment, particularly if all reserved funds are depleted and we cease operations.

We do not have substantial assets and are totally dependent upon the proceeds of this offering.

During the year 2002, our funding has been limited to $25,000, an amount we estimate will be necessary or cover the costs associated with this filing and subsequent amendments.  Our only asset is the concept and business plan and some primary development of marketing data during 1999.  Management estimates that total expenses for the year following the completion of this offering will amount to approximately $100,000 or 50% of the total maximum proceeds from this offering.  Our inability to raise the entire proceeds of this offering could result in a complete loss of your investment since we may be unable to satisfy our expenses and continue in business..  There can be no assurances that we can raise the additional funding needed to implement our business plan or that the unanticipated costs will increase the allocation to the total expenses for the year following the completion of this offering.

We will not have sufficient funds to commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.

We will not have sufficient funds to commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.

- If we only sell 400,000 common shares, our start up costs our start up costs would remain the same but our advertising, public relations and working capital would be reduced.

- If we sell only 200,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies, we would be forced to operate out of the residence of our sole officer and director and all advertising would be eliminated and all promotion money would be spent on attempting to get free media exposure through PR.

We do not have any additional source of funding for our business plan and may be unable to find any if needed.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after.  As a result we do not have alternate source of funds should we fail to substantially complete this offering.  If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:

-cease operations and go out of business;

-continue to seek alternative and acceptable sources of capital;

-bring in additional capital that may result in a change of control; or

-identify a candidate for acquisition that  seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment, particularly if we cease operations and go out of business.   There can no assurances that the maximum capital raised in this offering will be sufficient to fund our business plan or that we will be profitable as a result.  Failure to raise sufficient capital or find additional funding would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We are dependent on one director who will not devote full time and attention to our affairs.

Our sole officer and director has recently retired and will devote whatever portion of his time to our affairs as necessary, currently estimated to be no more than two to three hours per week.  Once we are fully funded, he will devote all his time to our business.  If we should lose his services it may hamper our ability to put our business plan into effect and as a result your stock could become worthless.  We will be heavily dependent on our director for the success of our enterprise.  His inability to act for any reason could seriously harm the business and your investment, resulting in a possible loss of profits and decrease or loss in your investment. In the event our sole officer and director is unable to perform services on our behalf, we would need to seek an alternative officer and director.  Any delay or our inability to find such an alternative officer and director may cause us to cease operations and, accordingly, not generate the revenue needed to commence or maintain operations.  As a result, there would be a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We have no employment agreement with our sole officer and director and there can be no assurance that he will continue to manage our affairs in the future.  Should he encounter health problems or worse, this would result in a very negative effect on our business and cause a corresponding negative effect on your investment.  There are no assurances that we can or will develop another key person to replace our sole officer and director, resulting in an adverse effect on our business and operation in the event of the loss of our sole officer and director.  Loss of our sole office and director will likely have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

We are dependent on one officer and director who has no experience in the marketing of our particular service.

The service we offer is an intangible.  Marketing such a service is quite different from selling a physical commodity.  While our director has established a track record in other business endeavors he has never sold or marketed an intangible, including no experience  in the field of elderly care.  Should our director not be able to make the transition it could prevent us from ever being profitable.   The inability of our director to market our services would have a material adverse effect on our business, financial condition and operating results.

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Our director and control person own 58.5% of our outstanding common stock.

Because our director and control person owns 58.5% of our outstanding common stock, presuming all the shares of common stock in this offering are sold, they will make and control corporate decisions that may be disadvantageous to other minority shareholders. Mr. Weiss, our sole director and Mr. Salsky, a shareholder with greater than 5% of the issued and outstanding shares of common stock, provided they vote in unison, will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Weiss and Mr. Salsky may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.  Conflicts in corporate decisions may result in the company being unable to make timely business decisions, and, consequently, have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Neither the elderly nor their families may be interested enough to pay for our services.

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Most elderly persons are on a fixed income and as a result may feel that they are unable to afford our services.  Families of the elderly may not feel the obligation to check up on their aged parent’s or relative’s welfare.  Like most services we are entirely dependent on someone valuing the service we render enough to justify the expenditure it requires.  Should either group, the families of the elderly or the elderly themselves, decide that they cannot or will not afford our services we would accumulate operating deficits that would eventually cause us to cease operations.  Please consider these points carefully when thinking of investing.  Such a failure to accept our services may materially and adversely affect our business, financial condition and results of operations and result in decreased or negligible revenues, which, in turn, may result in the entire loss of your investment, p[particularly if we cease operations.

Risks relating to the securities market

Our common stock has no prior market .

There is presently no demand for the common stock of our company.  There is presently no    public market in the shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. .  If no market is ever developed for our common stock, it will be difficult our investors to sell their common stock. In such a case, our investors may find that they are unable to achieve benefits from their investment or liquidate their investment without considerable delay, if at all.  The failure to be quoted on a market may mean your common stock will not have a quantifiable value and may be difficult, if not impossible, to resell, resulting in an inability to realize any value from your investment.

There is no liquidity for our common stock and resale of your shares may be difficult.

The trading market price of our common stock may decline below the price at which it was sold.  If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained, resulting  in a loss on your investment. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common stock could fall.   There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment. The failure to generate demand for our common stock may mean your common stock, while it may have value, will not be liquid and may be difficult, if not impossible, to resell.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 157,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

Sale of 100% of Sale of 50% of Sale of 25% of
Issuer stock offered: issuer stock offered: Issuer stock offered:

Gross Proceeds $200,000 $100,000 $50,000

Use of proceeds:
Start up costs (office equipment,
Telephone system, computers
software) 30,000 30,000 5,000
Advertising and Public Relations* 120,000 60,000 45,000
Working Capital 50,000 10,000 -0-

Total Use of Proceeds $ 200,000 $100,000 $50,000

**The proceeds of this Offering will not be used to compensate Representatives.  Representatives will be compensated from generated revenue.

*  Advertising and public relations costs include, but is not limited to, costs associated with print advertising in churches or synagogue bulletins and advertisements in distribution pamphlets produced by  civic groups along with associations for the elderly in retirement markets and costs associates with public relations through activities and informational programs for religious and civic organizations. Specifically:

Advertising:  Elderwatch intends to advertise regularly in the AARP magazine and Bulletin as well as religious publications and related newspapers.

Public Relations:  Elderwatch intends to conduct a direct mail campaign directed at social groups in the northern sector of the country.  Due to Florida being our first area of operations these efforts will be limited to the northeastern quarter of the country.  Each mailing will contain a brochure outlining our service and indicating that we would be available to visit with golden age clubs and seniors groups at churches and synagogues.

Prior to visiting these areas, we will send brochures and a media pack (followed by telephone contact) to newspapers, radio and TV outlets stating that we are available for interviews regarding the service(s) that we have to offer.

As the three scenarios above indicate:

-We will not have sufficient funds to commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.

-If we only sell 400,000 common shares, our start up costs our start up costs would remain the same but our advertising, public relations and working capital would be reduced.

-If we sell only 200,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies, we would be forced to operate out of the residence of our sole officer and director and all advertising would be eliminated and all promotion money would be spent on attempting to get free media exposure through PR.

The expenses incurred or (expected) relating to this Registration Statement have been raised and are reserved against this expense.

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Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner.  We determined the amount of money needed to start the business, added a contingency amount, allowed for printing costs and possible commissions if a broker/dealer should become involved with the sale to the public of this issue.  We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded.  The final consideration was the perceived market capitalization (the theoretical total worth of the shares of Elderwatch, Inc. if they were all sold at a specific price at the same time).

Dilution

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Elderwatch, Inc., prior to this offering has 1,712,000 shares of stock issued and outstanding.  157,000 shares of this amount are being qualified for sale by present shareholders as part of this registration statement.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

	Price Paid	Percentage of Consideration (50% Subscription)	Percentage of Consideration (100% Subscription)	Percentage of Shares Held (50% Subscription)	Percentage of Shares Held (100% Subscription)
Present Shareholders	$0.0146	17.97	09.87	79.03	65.33
Investors in This Offering	$0.25	82.03	90.13	20.97	34.67

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

Before After 50% After 100%
Offering of Offering of Offering

• Net tangible book value $ 0.001 $ 0.057 $ 0.096

• Increase in net NA $ 0.056 $ 0.039
tangible book value

• Dilution factor NA $ 0.193 $ 0.154

•

The above table indicates that the net tangible book value of Elderwatch is $.001 cents.  If half of this offering is subscribed to, you would lose 19.3 cents value of the 25 cents you paid.  If all of the offering were completed you would still lose 15.4 cents of the 25 cents you invested.

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Selling security holders

The  selling shareholders named in this prospectus are offering  all  of the  157,000  shares of common stock offered through this  prospectus.

These  shares  were  acquired from us in a company offered private  placement  in June, 2003 that  was exempt  from  registration under the Securities  Act  of 1933.  None of our selling share holders are broker-dealers or have any affiliation with any broker dealers, our company or our management.

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering:

Name	Position with Company	Number of Shares Owned	Number of Shares Offered	No. of Shares After Sale	P Percent After Sale
Claudel Juman	None	10,000	10,000	-0-	-0-
Michael R. Kerster	None	10,000	10,000	-0-	-0-
Darcy Lard	None	2,000	2,000	-0-	-0-
Lisa Hutcheson	None	2,000	2,000	-0-	-0-
Hank Olson	None	2,000	2,000	-0-	-0-
Patricia Weed	None	2,000	2,000	-0-	-0-
Mark Weed	None	2,000	2,000	-0-	-0-
Cynthia Weed	None	2,000	2,000	-0-	-0-
Timothy Wong	None	5,000	5,000	-0-	-0-
Beverly McCrery	None	3,000	3,000	-0--	-0-
Fred McCrery	None	6,000	6,000	-0-	-0-
Anne L. Scudder	None	3,000	3,000	-0-	-0-
Dennis R. Scudder	None	3,000	3,000	-0-	-0-

Debbie Whitlock	None	3,000	3,000	-0-	-0-
Rachael Hodyno	None	10,000	10,000	-0-	-0-
Rebecca Kerster	None	10,000	10,000	-0-	-0-
Fred R. McCrery Jr.	None	3,000	3,000	-0-	-0-
Jean Kuykendal	None	3,000	3,000	-0-	-0-
Clive Benjafield	None	1,000	1,000	-0-	-0-
Walter Hodyno	None	5,000	5,000	-0-	-0-
Stephen Mitchell	None	1,000	1,000	-0-	-0-
Yvonne Calasanti	None	5,000	5,000	-0-	-0-
Andrew Cleminson	None	1,000	1,000	-0-	-0-
Linda S. Segal	None	1,000	1,000	-0-	-0-
Mary E. Paddon	None	1,000	1,000	-0-	-0-
David S. Hart	None	1,000	1,000	-0-	-0-
Bruce J. Kerster	None	10,000	10,000	-0-	-0-
Kennedy Kerster	None	10,000	10,000	-0-	-0-
Lawson M. Kerster	None	40,000	40,000	-0-	-0-

Shareholders Darcy Lard, Mark, Patricia and Cynthia Weed, Lisa Hutcheson and Hank Olson are all residents of Montana and were referred by shareholder John Bauska, a friend of the Company’s president.

Fred McCreery Sr. and Jr., Dennis and Anne Scudder, Debbie Whitlock and Jean Kuykendal are all residents of Georgia and were referred by shareholder John Bauska.

Kennedy, Michael, Bruce and Rebecca Kerster and Rachael Hodyno are the five children of shareholder Lawson Kerster, friend of the Company’s president.

Claudel Juman and Walter Hodyno are in-laws of Lawson Kerster.

Timothy Wong, Yvonne Calasanti, Steven Mitchell, Clive Benjafield, Andrew Cleminson, Linda Siegal, Mary Paddon, David Hart, John Azzolini and Ralph Biggar are friends of the Company’s president.

Plan of Distribution

Plan of Distribution for the Company.

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits the officers and directors of Elderwatch, Inc. to sell directly to the public, with no commission or other remuneration payable.  At the discretion of the Board of Directors an underwriting contract may be entered into with one or more broker/dealers on a "best efforts" or firm-commitment basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated.  We will be required to halt sales and file a post-effective amendment to this prospectus outlining the payment to the broker/dealer(s).  There are no plans or arrangements to enter a contract to sell with a broker/dealer.

Management has plans to buy shares of common stock in this offering.  However, no subscription by a member of management will be accepted for or credited to the minimum subscription amount.

No public market currently exists for shares of our common stock.  We intend to apply to have its shares traded on the Over-the-Counter Bulletin Board.

Currently, the persons offering the securities on our behalf will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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The persons offering the securities will not be

•

subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation: and

•

will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•

will not at the time of his participation an associated person of a broker or dealer;

•

Meets the conditions of paragraph Rule 3a4-1(a)(4)(ii) of the Act in that the person offering securities will have substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and the associated person was not a broker or denier, or an associated person of a broker or dealer, within the preceding 2 months; and the associated person does not participate in selling all offering of securities for any issuer more than once every 12 months.

The offerings by us and the offering by our selling shareholders will be held concurrently and the price will be the same for both offerings.

Plan of Distribution for the Selling Shareholders.

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The selling shareholders may sell some or all of their common stock  in one or more transactions, including block transactions:

   1.  On such public markets or exchanges as the common stock may  from time to time be trading;

   2. In privately negotiated transactions;

   3. Through the writing of options on the common stock; or

   4. In any combination of these methods of distribution.

The  shares  may  also  be sold in compliance with  the  Securities  and Exchange Commission's Rule 144.

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The  selling shareholders may also sell their shares directly to  market makers acting as principals or brokers or dealers, who may act as  agent or  acquire  the  common  stock as a principal.  Any  broker  or  dealer participating  in  such transactions as agent may receive  a  commission from  the  selling  shareholders, or, if  they  act  as  agent  for  the purchaser  of  such  common  stock, from  such  purchaser.  The  selling shareholders will likely pay the usual and customary brokerage fees  for such   services.  Brokers  or  dealers  may  agree  with   the   selling shareholders to sell a specified number of shares at a stipulated  price per  share and, to the extent such broker or dealer is unable to  do  so acting as agent for the selling shareholders, to purchase, as principal,  any  unsold  shares  at  the price required to  fulfill  the  respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers  who  acquire  shares as principals may thereafter  resell  such shares  from time to time in transactions in a market or on an exchange, in  negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales  may pay or receive commissions to or from the purchasers of  such shares. These transactions may involve cross and block transactions that may  involve  sales  to  and  through  other  brokers  or  dealers.   If applicable,  the selling shareholders may distribute shares  to  one  or more of their partners who are unaffiliated with us.  Such partners may, in  turn,  distribute such shares as described above. We can provide  no assurance  that all or any of the common stock offered will be  sold  by the selling shareholders.

In connection with distributions of the shares, the selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholders also may sell the shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into options or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, which may then resell or otherwise transfer such shares. The selling stockholders also may loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

If  our  selling  shareholders enter into arrangements with  brokers  or dealers,  as  described above, we are obligated to file a post-effective amendment  to  this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We  are  bearing all costs relating to the registration  of  the  common stock.   The selling shareholders, however, will pay any commissions  or other fees payable to brokers or dealers in connection with any sale  of the common stock.

The  selling  shareholders  must comply with  the  requirements  of  the Securities Act and the Securities Exchange Act in the offer and sale  of the  common  stock.  In  particular, during such times  as  the  selling shareholders may be deemed to be engaged in a distribution of the common stock,  and  therefore  be considered to be an  underwriter,  they  must comply with applicable law and may, among other things:

   1.  Not engage in any stabilization activities in connection with our common stock;

   2.   Furnish each broker or dealer through which common stock may  be offered,  such copies of this prospectus, as amended from time to  time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any  person  to purchase any of our securities other than  as  permitted under the Securities Exchange Act of 1934, as amended.

The  Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny  stocks are generally equity securities with a price of less  than $5.00  (other than securities registered on certain national  securities exchanges  or  quoted on the Nasdaq system, provided that current  price and  volume  information with respect to transactions in such securities is provided by the exchange or system).

A  purchaser is purchasing penny stock which limits the ability to  sell the  stock. The shares offered by this prospectus constitute penny stock under  the  Securities and Exchange Act.  The shares will  remain  penny stock  for  the foreseeable future.  The classification of  penny  stock makes  it  more difficult for a broker-dealer to sell the stock  into  a secondary  market,  which makes it more difficult  for  a  purchaser  to liquidate  his  or  her investment.  Any broker-dealer  engaged  by  the purchaser  for  the  purpose of selling his  or  her  shares  in  us  will  be subject to rules 15g-1 through  15g-10  of  the Securities and Exchange Act.  Rather than creating a need to comply with those  rules, some broker-dealers will refuse to attempt to  sell  penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a  penny  stock  not  otherwise  exempt  from  those  rules,  deliver  a standardized risk disclosure document prepared by the Commission, which:

   -     contains a description of the nature and level of risk in  the market for penny stocks in both public offerings and secondary trading;

   -    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of  the Securities Act of 1934, as amended;

   -    contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

   -    contains a toll-free telephone number for inquiries on disciplinary actions;

   -     defines significant  terms in the disclosure document or in the conduct of trading penny stocks; and

   -     contains such other information and is in such form  (including language, type, size, and format)  as the Securities and  Exchange Commission shall require by rule or regulation;

The  broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

   -    with bid and offer quotations for the penny stock;

   -    the compensation of the broker-dealer and its salesperson in the transaction;

   -    the number of shares to which such bid and ask prices apply, or

   -    other comparable information relating to the depth and liquidity of  the market for such stock; and

   -    monthly account statements showing the market value of each penny stock held in the customer's  account.

In  addition, the penny stock rules require that prior to a  transaction in  a  penny  stock not otherwise exempt from those rules;  the  broker-dealer must make a special written determination that the penny stock is a  suitable  investment  for the purchaser and receive  the  purchaser's written acknowledgment of the receipt of a risk disclosure statement,  a written  agreement to transactions involving penny stocks, and a  signed and  dated  copy  of a written suitability statement.  These  disclosure requirements  will have the effect of reducing the trading  activity  in the  secondary market for our stock because it will be subject to  these penny  stock rules. Therefore, stockholders may have difficulty  selling those securities.

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The offerings by us and the offering by our selling shareholders will be held concurrently and the price will be the same for both offerings.

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Terms of the Offering

Our offering and the offering by our selling shareholders shall be sold at the fixed price of $0.25 for the shares of common stock until the completion of this offering.  After the offering, and the selling shareholders shall may sell their common stock at the prevailing market prices or privately negotiated prices.

Blue Sky

The company intends to sell the common stock in ____________________

The selling shareholders intend to sell their common stock in Georgia, ______________

The company will register the common stock for sale in Georgia, ________________ or rely on an exemption from state registration.  No shares of common stock have been registered as of this date.

Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Elderwatch, Inc. or is any contemplated.

Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving Elderwatch, Inc. are as follows:

Name Age Positions Held and Tenure

Allan Weiss 64 President and director since
November 1998
Secretary/Treasurer/ Principal Accounting Officer since November 2002*

*Gerry Salsky, a founding stockholder and Secretary/Treasurer since inception resigned from the board in November 2002.

The director named above will serve until the first annual meeting of Elderwatch, Inc. stockholders.  Thereafter directors will be elected for one-year terms at the annual stockholders' meeting.  Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between the director and officer of Elderwatch, Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Biographical information

Allan Weiss

Mr. Weiss, aged 64, has been in semi-retirement for the past several years

From January 1995 to the present he has acted as a consultant to several clothing manufacturers in Canada and the United States while residing in Florida.

Mr. Weiss is not involved with any other development stage companies.

From 1979 through 1994 he was the sole shareholder and president of Pret a Portrait Ltd. a design and marketing firm involved in the clothing industry in Montreal, Quebec and also was involved with the importation and manufacture of women’s and children’s clothing.  .

From 1973 through 1977 Mr. Weiss was president of Rallan Industries Inc., Vancouver, BC, a firm that manufactured and distributed chemical products.  During that same period of time he also served as sole proprietor of Airway Carpet Service, specializing in serving the airline industry.

From 1960 to 1973 Mr. Weiss was a partner in Myra Juniors, a Montreal based dress manufacturer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Elderwatch, Inc.  Also included are the shares held by all executive officers and directors as a group.

Number of Percent of
Shares Owned
Name and Address Beneficially* Class Owned*

Allan Weiss** 850,000 56.04%
2881 North Pine Island Road
Building 65, Suite 203
Sunrise, FL 33322

Gerry Salsky 500,000 33.2%
88 Whitehorn Crescent
North York, Ontario
Canada M2J 3B2

All directors and executive
Officers as a group (one person) 850,000 56.04%

*Based on 1,507,000 shares of common stock issued and outstanding.

**The person listed is the sole officer and director of Elderwatch, Inc.

In the event all the shares of common stock are sold in this offering, Messrs. Weiss and Saisky would have a combined total of 1,350,000 of the 2,307,000 shares of common stock issued and outstanding, or 58.5%.

Conflicts of Interest

Our officer and director will only initially devote a small portion of his time to the affairs of Elderwatch, Inc. currently estimated to be no more than two to three hours per week.  There will be occasions when the time requirements of the business conflict with the demands of his other business and investment activities and we may need to employ additional personnel.  If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow our sole director to resolve potential conflicts in an arms-length fashion.  We must rely on him to use his discretion to resolve these conflicts.

Description of securities

Common stock.

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 100,000,000 shares of common stock.  Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.  The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds.   In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights.  All of the issued and outstanding shares of common stock are, and all un-issued shares when issued will be duly authorized, validly issued, fully paid, and non assessable.  If additional shares of Elderwatch, Inc. common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 10,000,000 shares of preferred stock, $.0001 par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock.  No preferred stock has been issued.

Transfer Agent

Elderwatch, Inc. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities.  Should Elderwatch, Inc. securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Florida law, Elderwatch, Inc.'s Articles of Incorporation provide that Elderwatch, Inc. will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Florida, Elderwatch, Inc.'s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Florida Uniform Commercial Code or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Elderwatch, Inc. pursuant to provisions of the State of Florida, Elderwatch, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization within the last five years

Elderwatch, Inc. was incorporated in the State of Florida on November 18, 1998 and is in the early stages of development.  From inception the only activities of Elderwatch, Inc. have been the development of its business plan, some development if  marketing data. and the preparation for this registration statement.  We have no revenues nor do we have any expectation of revenues until the completion of this offering and the commencement of business.  There is no assurance of when, if ever, Elderwatch, Inc. will realize any revenues.

Description of business

On November 18, 1998 Elderwatch, Inc. was formed after research indicated to our president and director that there was a need for the services offered by our company.  Management believes that thousands and thousands of retired and elderly migrate to the three main retirement areas of the United States, Florida, Arizona and California.

Both prior to November 18, 1998, our date of incorporation and after incorporation, our president and director conducted numerous interviews with elderly individuals, their families and researched countless articles relating to the services we intend to offer.  In addition, our president and director, through consultations and observations with the elderly and their families developed a strategy and marketing data to assist in pricing and marketing the services to be offered.

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Anecdotal evidence: Allan Weiss, our President gathered data by interviewing medical professionals as to what information would be qualified to receive and relay to the interested parties.  He also contacted the A.A.R.P to seek their advice and to enquire as to the existence of this type of service.  At the time he talked with them they informed him that to the best of their knowledge there was no organization or concern providing the services that we Inc. will offer.  Mr. Weiss himself lives in a retirement community.  Over the years he has discussed with many elderly couples and their visiting loved ones, taking note of their concerns and adding these conversations to his core of background knowledge as the concept began to take shape and eventually mature.  Mr. Weiss has contacted by telephone several Ministers and Rabbis throughout the north eastern quadrant, discussing retirees that have moved away to warm climates (the vast majority to Florida) and the concerns of their families left behind.

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Management believes that, in many cases one or both of the retirees to whom we focus our services  become sick or one of the partners passes on leaving a survivor to go on with life.  We presume, and our anecdotal evidence substantiates, as he or she grows older, they will need help to cope with everyday tasks.  Some will have help come in to their present accommodation.  Some will go into an assisted living facility and some will spend their final days in a full-care nursing home.  Some, due to economic circumstances, will be forced to be near to their children whose help will be essential to them.

Of the couples or widowed survivors that remain on their own, we believe they will need some sort of assistance.  In addition, we believe that their families will be concerned about their elderly parent(s) welfare.  Presumably, for many families, the cost to such families of traveling to visit their parents frequently is prohibitive.  However, our services can augment less frequent visits at, what management believes, is an affordable price.

Elderwatch does not pretend to replace all of these visits.  We offer regular visits to whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention.  These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family.  We presume that the results will be better treatment for the elderly and peace of mind for the family in a cost effective manner.

There are two basic types of nursing homes: private and publicly owned.  Some private homes take State-paid or State-subsidized patients.  Some do not.

Our Markets

Our business plan calls for three main markets: Florida, California and Arizona.  Our first operation will be in the state of Florida. Management believes that, based on anecdotal evidence, that we can become established rapidly in Florida since we believe that retirement homes and communities in Florida will be more receptive to our services.

In each of the states mentioned we see three separate needs that we will attempt to fill:

*

Elderly living independently

*

Elderly in assisted living facilities

*

Elderly in nursing homes

We have incorporated the Company, done considerable compiling of news paper articles concerning the elderly, talked to over one hundred retirees (friends, acquaintances and strangers) concerning their expectations, fears and family.  From this we concluded that there was and is an important niche to be filled and a large market for our services.

Florida was selected as our first operation for the following reasons:

1)

Mr. Weiss, our President is a resident of the State of Florida:

2)

Florida has the highest concentration of retirees in the United States;

3)

It would be considerably more expensive to initially establish the business in California or Arizona.

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The State of Florida has gone out of its way to attract retirees to their State.  Florida has at least two agencies devoted exclusively to the elderly and retired: The Department of Elder Affairs the Division of Retirement of the Department of Management Services.

People over sixty years of age constitute 23% of Florida’s population of over 17,000,000, a far greater percentage than any other state.  This equates to about 4,000,000 elders.  A great deal of attention is paid to the needs and requirements of the elderly.  Florida assesses no tax on the first $25,000 of assessed value of a home, a measure designed for the retired.  Florida’s Consumer Protection Branch keeps a watchful eye out for those who might prey on the older population.

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Elderly living independently

Our anecdotal research has indicated that one of the great problems facing elderly people who are physically and mentally able to cope with living independently is loneliness.  In many cases they simply outlive their friends and acquaintances and find themselves alone.  Our service will provide them with regular visits.  We will assist in problem solving and endeavor to protect our clients from being victimized in cases an elderly person can be at a disadvantage.   We cannot guarantee that we will prevent victimization or abuse of the elderly in our care, and we intend to disclaim all liability in that regard in any service contract that we may use. We presume that regular visits will allow additional oversight into the client’s day-to-day activities and such additional oversight will discourage potential abuse by a perpetrator who realizes that we can become aware of any improper actions.  Our regular visits will also provide our clients with very important social contact on a regular basis.  Our research has revealed that just sitting down for a cup of tea or coffee with a visitor is an important highlight.  In many cases the elderly themselves – not their families - will retain us.

Our market research has been driven by a combination of personal conversations with the elderly and their relatives and by absorbing and collecting stories in the Florida media.  The area surrounding our main place of business in the City of Sunrise, Florida contains thousands of retirees living in a variety of facilities.  Almost every week, in-depth articles are published in the Florida press dealing not only with the abuses found in senior care facilities but sociological studies on the effects of living alone, in assisted care facilities and nursing homes. Advertisements were published in Boston and Long Island newspapers and the results evaluated.  Telephone conversations with several ministers and rabbis in New York and New Jersey indicated that there were people in their congregations that might be interested in the services we plan to offer and agreed to consider posting our information on their bulletin boards.

Elderly in assisted living facilities

Assisted living facilities provide the elderly with accommodation and basic assistance, making certain that they get properly dressed, take their medication(s) and providing two or three meals a day.  Often the facility will permit the client to bring their own furniture and incidentals so that they are more comfortable with the surroundings.  Our anecdotal research indicates that most facilities have social gatherings for those able and inclined to participate but there is no one, generally, except the client’s immediate family, to make sure the client is receiving the care and attention that they are paying for.

Our representatives will make regular visits.  He or she will spend time enquiring as to how the client is being treated; what his or her complaints are; and when warranted reporting to the family.  We will also take a date-stamped picture, keep it on file and send it to the family on request.

Elderly in nursing homes

In our anecdotal research, we experienced greatest concerns regarding the elderly in nursing homes.  It is in the nursing home that the elderly is most helpless.  Weakened physically and in many cases mentally, they are at the complete reliance on the facility and their employees.   What we offer is an inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment.  It is our intention to be a source of information for the client’s family, supplying a full report after each visit.

Our representatives

Our research indicates that recruiting representatives may be the simplest and most straightforward segment of our business.  In Florida, for example, there are thousands of retirees, some as young as in their fifties and sixties that would desire and enjoy the opportunity to both augment their income and have something worthwhile to occupy some of their time.  We believe we can recruit such representatives through the same church, synagogue and civic groups’ bulletins along with informational flyers from associations for the elderly in retirement markets as we advertise our services.  These recruitment advertisements will provide our contact information.  Once a potential representative is contacted, we shall qualify such representative by conducting a through background search.  While we cannot insure that such background check will provide all the relevant data, our spot checks will assist in re-qualifying all representatives through their performance.    Both men and women would be contracted with and paid on a per visit schedule as independent contractors.  Proof of the visit would be completion of a report and the date stamped photo.  Management plans on using spot checks to ensure quality of service.

Representatives will be required to accompany Mr. Weiss on several calls to observe first hand how visits are conducted.  Because our mandate is to simply “observe and report” more emphasis will be placed on the selection of potential representatives.  Because we intend to select our representatives from the ranks of the retired we will be paying particular attention to their empathy with the elderly.

Revenues

Our tentative fee schedule reads as follows:

a)

Gold Service (once a week visits)

$40.00

b)

Silver Service  (once every two week visits)

$45.00

c)

Regular Service (once every three weeks)

$50.00

d)

Platinum Service (custom designed)

negotiated price

The fees charged are based on the frequency of visits.  Accordingly, the greater the number of visits, the less the cost per visit.  For example, a regular cost of $50.00 for a visit is reduced to $40.00 per visit for weekly scheduled visitations.

The fee schedule is based on the anecdotal research conducted by our director and is reflecting of what we believe the market will accept initially.  This fee schedule is subject to adjustment as we expand our client base.

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The services provided will vary based on the type of institution in which the client resides.  Clients bedridden in nursing homes will have different items checked that fairly self-sufficient people in assisted living facilities. For example, our representatives will look for the condition of the patient and the facility as to cleanliness in a nursing home.  An impression of the general demeanor of the client/patient and there ability to talk and converse with the Elderwatch rep will be noted.  In an assisted living situation the client would be asked if the meals were sufficient and on time.  Was there someone to make certain that medications were available and taken on time?  Where there any complaints regarding the staff and their treatment?

Each type of institution will have a check list for the representative to complete along with procuring a date-stamped picture. This check list will be revised based on initial results as well as the response we receive from our client’s families.  (See “Exhibit 99.4”)

We estimate that the independent contractors that act as our representatives will receive a percentage of the fees as paid.  Management has not determined the amount of the percentage at this time.  As we recruit and negotiate with representatives, management will determine if a standard or negotiated percentage will be appropriate.  In addition, since management hopes to recruit representatives who are geographically near potential clients, this will eliminate any need to reimburse representatives for travel costs and travel time.

Thus, representatives will be responsible for travel costs and travel time and management will require that they disclaim any agency relationship with the company during such travel.

We will require automatic checking or credit card authorization for payment.

We are endeavoring to accomplish what every other business seeks – a selling price for our service that will attract volume and at the same time pay for overhead and show a reasonable profit.  We have no plans to raise or lower rates on an individual basis.  We have established a fee schedule that we believe is affordable to the vast majority of our target market.  Because we are unique, to the best of our knowledge, and there is no one else offering this service, our rates will be adjusted, if desired, after we have operated for some period of time

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Marketing, advertising and public relations

Our research and marketing data has led us to the conclusion that simple radio, television and print advertising is prohibitively expensive with limited returns.  “Establishing the brand” is a long and expensive procedure.  We have found that contact with churches, synagogues and civic groups along with associations for the elderly in retirement markets and back where the family lives is a very effective method of attracting clients.  Interviews by local media have also shown good results.  We believe that the above methods can be successful and cost effective.

Specifically:

Advertising:  Elderwatch intends to advertise regularly in the AARP magazine and Bulletin as well as religious publications and related newspapers.

Public Relations:  Elderwatch intends to conduct a direct mail campaign directed at social groups in the northern sector of the country.  Due to Florida being our first area of operations these efforts will be limited to the northeastern quarter of the country.  Each mailing will contain a brochure outlining our service and indicating that we would be available to visit with golden age clubs and seniors groups at churches and synagogues.

Prior to visiting these areas, we will send brochures and a media pack (followed by telephone contact) to newspapers, radio and TV outlets stating that we are available for interviews regarding the service(s) that we have to offer.

Implementation of the Business Plan

Milestones

The following criteria for the milestones are based on estimates derived from the anecdotal research and marketing data accumulated by our director.  They are estimates only.  The number of office staff, the quantity of brochures, the cost of identification and research of target markets and the other projected milestones are approximations only and subject to adjustment based on current costs and the needs of the company.

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Mr. Weiss will be responsible for implementation of the milestones.  We believe that it will only take a few hours a week to initially implement the business plan.  Mr. Weiss will continue to act as a consultant to several clothing manufacturers in Canada and the United States but is prepared to devote additional time as needed to this endeavor if required.  Once we are fully funded, Mr. Weiss intends to devote his full time to our business and discontinue acting as a consultant to several clothing manufacturers in Canada and the United States.

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To date, we have made no arrangements with the various facilities for access to the premises or individuals we intend to server as clients.  We have not, to date, had any discussions with any nursing homes or assisted living facilities for our representatives to monitor their activities. Authorization to visit will be granted in writing by the Client, whether it be the elderly patient or their guardians holding Power of Attorney.  The facility will receive a copy of the form ( see “Exhibit 99.”).

1.

•

Completion of at least 50% of this offering and establishment of an office in south Florida including acquisition of furnishings, computers, telephones and other office necessities.

•

Hiring of office staff and local advertising for representatives.

•

Establishing background screening (including credit checks) for all potential representatives.

•

Preparation of a color brochure listing and selling our service.

                    Estimated cost - $30,000

2.

•

Printing of brochure.

•

Beginning contact with churches, synagogues civic organizations and organizations for the elderly in our market area.

•

Contact with media outlets to attempt to obtain news coverage and feature interviews.

Estimated cost - $15,000

3.

•

Identification and research on individual target markets (greater Chicago, Boston, New York, Philadelphia, Pittsburgh etc.)

•

List religious, civic and other organizations for contact.

•

Identify media outlets and send out introductory correspondence outlining a planned visit and requesting appointments.

•

Travel to first target market and set up appointments, interviews and media stories

                 Estimated cost - $6,000

4.

•

Repeat process in at least 20 other markets whose retirees tend to choose Florida.

Estimated cost – $100,000

If the net proceeds received from this offering are not enough to accomplish the above we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or capital contributions from existing shareholders.  No commitments to provide additional funds have been made by management or current shareholders.  You can have no assurance that additional funds will be made available to Elderwatch on terms that will be acceptable, or at all.  We expect to generate revenues shortly after commencement of business but there can be no assurance of this.

As funds become available, enabling us to begin operations, one staff member will be hired to answer telephones and mail brochures.  This staff person could well be retired but interested in an activity that would him or her busy and at the same time augment their retirement funds.  We anticipate that this will be a part time position expanding to full time.  We will print 1,000 to 5,000 brochures at first, depending on the printer’s price break.  Allan Weiss will make himself available on a full time basis as the demands of the business dictate.  When he is consistently busy on a full time basis, he will hire and train one or more representatives.


To date, marketing and advertising has not been commenced.  Once commenced, our advertising and marketing focus will be directed to the areas where the families of the persons to be visited reside.  We believe our typical visitee will have no family locally but will have family relations residing in the north.  Print and electronic advertising may prove to be prohibitively expensive.  While this method of exposing our services to the public is not completely out of the question, we have concluded that our plans to seek free exposure (feature stories, interviews, etc.) may be more cost efficient.  We also must consider the possibility of word-of-mouth advertising.  We believe that satisfied clients will breed more clients.


Our contacts with nursing homes and assisted living facilities will be minimal.  The retirees’ families will sign specific authorization slips that will enable our representative to visit the patient at any time during visiting hours.  We intentionally will not be held to any schedule put forth by the facility but will be free to make random visits that we feel will maximize our effectiveness.  Our representatives will be courteous and cooperative at all times while always keeping our service to the client paramount.  To sum up, we work for the families that hire us, not the institution.

Regulation

While our service falls outside their mandate we intend to confer directly with all state and local government agencies that are concerned with the ongoing care of the elderly, particularly in our target states, California, Arizona and Florida. We intend to cooperate fully with social agencies of those states where we operate, including but not limited to, reporting any abuses or possible abuses observed by our representatives to the appropriate state authority.

Competition

State and local agencies charged with supervision of facilities for the elderly.  South Florida religious and fraternal organizations also provide visitation.  We intend to provide a service that will enhance everything that these concerns are doing.  Our service will provide several more pairs of eyes and ears and our representatives will be required to report any abuses or possible abuses observed by our representatives to the appropriate state authority.  To managements knowledge, no other corporation provides the services we intend to provide.

Management's discussion and analysis or plan of operation

Upon the completion of all or part of the sale of shares contained in this offering Elderwatch, Inc. intends to proceed as quickly as possible to hire at least one office staff and to acquire office space and necessary equipment.

Estimated expenses for the next twelve months are as follows:

Administration $ 24,000
Employee benefits* $ 16,000
Office rent $ 24,000
Office supplies (including furniture) $ 20,000
Development stage costs (including recruiting costs) $ 1,500
Website construction $ 10,000
Contingency (miscellaneous costs) (10%) $ 9,500

Total first year expenses $ 105,000

*health care and other insurance expenses


We will not have sufficient funds to fully commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.


Currently, the company is not offering any services.  In order for the company to commence its business plan, it must initially raise capital though this offering.  The timing of the completion of the milestones needed to commence operations and generate revenue is contingent on the success of this offering (see “Milestones”) and the acceptance of our services.

In the event,  the maximum proposed offering proceeds are not received, operations would be scaled down.   For example, administration costs of $24,000  would be eliminated and any administrative costs expended  by an officer and director would be waived.  The same officer and director would supply office space during the start-up process, eliminating the anticipated expense of $24,000 for office rent.  Growth would be much slower and Elderwatch, Inc. would not be able to rent office space and hire administrative help until sales volumes and gross profits were large enough.  Mr. Weiss would be required, and is prepared, to increase the amount of time he will devote to the business in order to generate such initial revenue.  There can be no assurances that such additional time will be sufficient or effective to recruit representatives or market our services, both vital to our generating revenue.  If less than half of our anticipated net proceeds are received from this offering, management would be forced to decide whether or not to proceed with the business and either delay starting or cancel the project completely.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after.  As a result we do not have alternate source of funds should we fail to substantially complete this offering.  If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:

-cease operations and go out of business;

-continue to seek alternative and acceptable sources of capital;

-bring in additional capital that may result in a change of control; or

-identify a candidate for acquisition that  seeks access to the public marketplace and its financing sources.


Currently, we do not have sufficient capital to maintain operations in the next twelve months.  If we raise the maximum in this offering, management believes that we will not need to raise additional funds.  If we realize the maximum proceeds from this offering we believe that no further funding will be necessary.  All our clients will pay by cash, check or credit card.  We anticipate have little or no accounts receivable.  We expect to be able to generate cash very soon after beginning business.  If we are able to realize the maximum proceeds from this offering we would apply all net proceeds (office setup, office personnel, etc.) to supplementing our cash flow shortfall each month.  We cannot predict exactly when net sales will equal and/or exceed our budgeted overhead and expense.   Using only the $50,000 working capital figure contained in our registration statement, we anticipate being able supplement sales income by $1,000 per week for one year before exhausting this portion of our capital budget.  Long before this we expect to have revenues that will exceed our expenses. Allan Weiss is prepared to forego any remuneration until our business warrants it, thereby keeping expenses at a minimum. With this in mind, we feel confident that we will be able to successfully launch the business within the confines the amount subscribed for through this offering.


If we raise less than the maximum in this offering, we will use the funds raised as disclosed in “Use of Proceeds” as discussed in this Registration Statement.  We may need to raise additional capital to fulfill all the targets listed in the “Use of Proceeds”.

Should be able to raise only $100,000 (50% of the total offering) our advertising and public relations budget would be significantly smaller, while our startup costs would remain the same.  This would result in serious belt tightening and a hiring freeze until our sales justified expansion.  We estimate that we could say afloat for one year if we paid no rent, no salary to Mr. Weiss and hired only part time minimum wage office help.  We feel confident, however, that we will be able to generate enough sales so that cash flows are positive before the end of that year.

If only the minimum amount is subscriber for in this offering, we believe that we would have six months to build the business to a point where it is self-sustaining.  Should we fail to generate sufficient sales to carry even a drastically reduced overhead during this six month period, we would be forced to suspend operations and seek further financing.  We have taken no steps to acquire such financing, cannot state that we will be able to acquire such financing if needed and you should not rely on any possibility that we can do so.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.


If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common stock could fall.   Although we need operating capital, as an inducement for the selling shareholders to invest in us, we agreed to register their stock.  Without such selling shareholders investment, we could not prepare our business plan or fund the registration of additional shares.  There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment.


We are not affiliated with Elderwatch of Jacksonville or Elderwatch of Raleigh, NC.  We currently are registered in the State of Florida (File number P98000098004).  Once we have sufficient revenues, management intends to protect our rights in our name.  We will rely on a combination of trademark and copyright law and trade secret protection.  We cannot guarantee that our actions to protect our name will be adequate, that third parties will not infringe or misappropriate our name, or that we will be able to detect unauthorized use and take appropriate steps to enforce our rights.

We have become aware of several businesses using the name, Elderwatch or Elder Watch.  One is a telephone service that checks on the retiree daily.  Elderwatch of Raleigh, North Carolina is a subsidiary of a local law firm.  It offers medical record review, spot checking a facility, attending care-planning meetings, counseling, insurance and estate planning.  Their practice seems to be limited to Raleigh and environs.  The fees charged by the law firm will vary according to the extent of service.

Until recently there was an information service entitled “Elderwatch” which was produced by a broadcasting service in Jacksonville, Florida.  The website supplying the information is down and this service seems to have been suspended.  In any case, their service was completely different to ours.

A highly commendable service called AARP Elder Watch is operating in Colorado.  Volunteers do much of the work involved and their service seems to be limited to nursing homes only and fraud perpetuated on seniors.

None of the above services compete in our market area.  We plan on communicating with these services with the view to improving our own service and properly executing our “observe and report” mandate.

Description of property

Elderwatch, Inc. maintains a mailing address at the office of one of its shareholders, but otherwise does not maintain an office.  We pay no rent and own no real estate.

Certain relationships and related transactions

Prior to the date of this registration statement Elderwatch, issued to two individuals a total of 1,350,000 shares of common stock in consideration of their time and efforts in forming the corporation and contributing $7,000 in cash to conduct research and develop  marketing data.

There are no contracts or affiliations with any third parties at this time.

Market for common equity and related stockholder matters

Elderwatch, Inc. is a development stage company that is still in the beginning stages of implementing its business plan.  No market currently exists for the common stock.  Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of Elderwatch, Inc. to apply for a trading symbol and a listing to have its shares quoted on the Over-the-Counter Bulletin Board.  There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of Elderwatch, Inc. to have the price of its stock quoted on the Over-the-Counter Bulletin Board will be granted.  You should take all of the above facts into consideration before making a decision to purchase any amount of Elderwatch, Inc. stock.

Executive compensation

No officer or director of Elderwatch, Inc. has received any remuneration.  Although there is no current plan in existence, it is possible that Elderwatch, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan.  See “Certain Relationships and Related Transactions”.  Elderwatch, Inc. has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

ELDERWATCH, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

Table of Contents

Report of Independent Certified Public Accountants.................................... F - 2

Balance Sheet as of December 31, 2003 (audited) and

March 31, 2004 (unaudited) ……………........................................................F - 3

Statements of Operations for the year ended December 31, 2003 and 2002 and for the period from November 18, 1998 (inception) through December

31, 2003 (audited) and for the three months ended March 31, 2003 and 2004 (unaudited)........................................................................................................F - 4

Statements of Changes in Shareholders' Equity for the periods from

November 18, 1998 (inception) through December 31, 2003 (audited)

and for the three months ended March 31, 2003 and 2004 (unaudited)............F - 5

Statements of Cash Flows for year ended December 31, 2003 and 2002 and for the period from November 18, 1998 (inception) through December 31,

2003 (audited) and for the three months ended March 31, 2003 and 2004 (unaudited).........................................................................................................F - 6

Notes to Financial Statements..................................................................... F - 7 -14

                                                                      F - 2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the shareholders and board of directors Elderwatch, Inc.:

We have audited the accompanying balance sheet of Elderwatch, Inc. (hereinafter referred to as "the Company") (a Development Stage Enterprise) as of December 31, 2003, and the related statements of income, shareholders' equity and cash flows for years ended December 31, 2003 and 2002 and for the period November 18, 1998 (inception) through December 31, 2003 (audited) and for the three months ended March 31, 2003 and 2004 (unaudited). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elderwatch, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the periods ended December 31, 2003 and 2002 and for the period November 18, 1998 (inception) through December 31, 2003 (audited) and for the three months ended March 31, 2003 and 2004 (unaudited) in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note A, the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note A.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,

May 10, 2004

ELDERWATCH, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

	March 31,	December 31,
	2004	2003
	(unaudited)
ASSETS

Current Assets
Cash	$ 1,568	$ 1,568

Total Assets	$ 1,568	$ 1,568

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

TOTAL LIABILITIES	$ -	$ -

SHAREHOLDERS' EQUITY

Preferred stock, $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding	-	-

Common stock, $0.001 par value; 100,000,000 shares authorized;
1,712,000 shares issued and outstanding	1,712	1,712

Additional paid-in capital	24,288	24,288

Deficit accumulated during the development stage	(24,432)	(24,432)

TOTAL SHAREHOLDERS' EQUITY	1,568	1,568

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$ 1,568	$ 1,568

The accompanying notes are an integral part of these financial statements
F-3

ELDERWATCH, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	For the three months ended		For the periods ended
	(unaudited)				November 18,
					1998
			Years ended		(Inception)
					through
	March 31	March 31	December 31,	December 31,	December 31,
	2004	2003	2003	2002	2003

REVENUES	$ -	$ -	$ -	$ -	$ -

Operating Expenses
Consulting	-	-	5,000	-	5,000
Legal and accounting	-	-	8,273	-	8,273
Taxes and licenses	-	-	240	-	240
Office expenses	-	-	2,596	-	2,596
Travel and market research	-	-	8,323	-	8,323

Total Operating Expenses	-	-	24,432	-	24,432

NET LOSS	$ -	$ -	$ (24,432)	$ -	$ (24,432)

NET LOSS PER COMMON SHARE - basic and diluted	$ -	$ -	$ (0.015)	$ -	$ (0.016)

Weighted average number of
common shares outstanding - basic and diluted	1,712,000	1,555,000	1,638,937	1,555,000	1,555,869

The accompanying notes are an integral part of these financial statements
F-4

ELDERWATCH, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	For the three months ended		For the periods ended
	(unaudited)				November 18,
					1998
			Years ended		(Inception)
					through
	March 31,	March 31,	December 31,	December 31,	December 31,
	2004	2003	2003	2002	2003

Cash Flows From Operating Activities
Net loss	$ -	$ -	$ (24,432)	$ -	(24,432)
Adjustments to reconcile net loss to net
cash used by operating activities	-	-	-	-	-

Total adjustments	-	-	-	-	-

Net Cash Used by Operating Activities	-	-	(24,432)	-	(24,432)

Cash Flows From Investing Activities	-	-	-	-	-

Cash Flows From Financing Activities
Issuance of common stock	-	-	13,900	-	26,000

Net Cash Provided by Financing Activities	-	-	13,900	-	26,000

NET INCREASE (DECREASE) IN CASH	-	-	(10,532)	-	1,568

CASH AT BEGINNING OF YEAR	1,568	12,100	12,100	12,100	-

CASH AT END OF YEAR	$ 1,568	$ 12,100	$ 1,568	$ 12,100	$ 1,568

The accompanying notes are an integral part of these financial statements
F-6

ELDERWATCH, INC.
(A Development Stage Enterprise)

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
						Deficit
	Preferred Stock		Common Stock			Accumulated
	10,000,000 shares authorized		100,000,000 shares authorized		Additional	During the
	Shares	Par Value	Shares	Par Value	Paid-In	Development
	Issued	$.001 per share	Issued	$.001 per share	Capital	Stage	Total

BALANCE - November 20,1998	-	$ -	-	$ -	$ -	$ -	$ -

Common stock issued			1,355,000	1,355	6,745		8,100

Net loss for the period November 20, 1998
Through December 31, 1998						-	-

BALANCE - DECEMBER 31, 1998	-	$ -	1,355,000	$ 1,355	$ 6,745	$ -	$ 8,100

Common stock issued			200,000	200	3,800		4,000

Net loss	-	-	-	-	-	-	-

BALANCE - DECEMBER 31, 1999	-	$ -	1,555,000	$ 1,555	$ 10,545	$ -	$ 12,100

Net loss						-	-

BALANCE - DECEMBER 31, 2000	-	$ -	1,555,000	$ 1,555	$ 10,545	$ -	$ 12,100

Net loss			-	-	-	-	-

BALANCE - DECEMBER 31, 2001	-	$ -	1,555,000	$ 1,555	$ 10,545	$ -	$ 12,100

Net loss			-	-	-	-	-

BALANCE - DECEMBER 31, 2002	-	$ -	1,555,000	$ 1,555	$ 10,545	$ -	$ 12,100

Issuance of common stock			157,000	157	13,743	-	13,900

Net Loss						(24,432)	(24,432)

BALANCE - DECEMBER 31, 2003	-	$ -	1,712,000	$ 1,712	$ 24,288	$ (24,432)	$ 1,568
(Unaudited)

Net Loss						-	-

BALANCE - MARCH 31, 2004	-	$ -	1,712,000	$ 1,712	$ 24,288	$ (24,432)	$ 1,568

The accompanying notes are an integral part of these financial statements
F-5

 F - #

NOTE A. DESCRIPTION OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization – Elderwatch, Inc. was formed in Florida on November 18, 1998 for the purpose of providing oversight services to families with elderly relatives requiring assisted living arrangements primarily in the Florida, California and Arizona markets.

Development Stage Enterprise:  The Company is currently devoting substantially all of its efforts to establishing a new business and its planned principle operations have not commenced as of March 31, 2004.  In their efforts to establish a new business, management is commencing with design of its business and marketing plans that include the following:  preparation of a financial plan, cash forecast and operating budget; identifying markets to raise additional equity capital and debt financing; embarking on research and development activities; performing employment searches, recruiting and hiring technicians and management and industry specialists; acquiring operational and technological assets; and, developing market and distribution strategies.  General and administrative expenses include professional fees, internet service charges, and other related operating expenses.  Marketing and promotional expenses include costs incurred in connection with raising capital and promoting the Company.

Basis of Presentation and Going Concern:  In accordance with SFAS No.7, the Company’s policy regarding the preparation of these financial statements includes the presenting, in addition to its statements of operations, changes in shareholders’ (deficiency) equity and cash flows, the cumulative amounts of revenues and expenses, stockholder equity transactions and cash flows since Inception through March 31, 2004.

The Company’s independent accountants are including a “going concern” paragraph in their accountants’ report accompanying these financial statements that cautions the users of the Company’s financial statements that these statements do not include any adjustments that might result from the outcome of this uncertainty because the Company is a development stage enterprise that has not commenced its planned principal operations.  Furthermore, the “going concern” paragraph states that the Company’s ability to continue is also dependent on its ability to, among other things, obtain additional debt and equity financing, identify customers, secure vendors and suppliers, and establish an infrastructure for its operations.

Even though the Company has not commenced planned principal operations or generated revenues from prospective customers nor has it secured the funding necessary to meet its current working capital needs, management believes that, despite the extent of the financial requirements and funding uncertainties going forward, it has under development a business plan that, if successfully funded and executed as an integral part of a financial structuring, the Company can overcome the concerns of the independent accountants within the next twelve months.

Management continues to actively seek various sources and methods of short and long-term financing and support; however, there can be no assurances that some or all of the necessary financing can be obtained.  Management continues to explore alternatives that include seeking strategic investors, lenders and/or technology partners and pursuing other transactions that, if consummated, might ultimately result in the dilution of the interest of the current shareholders.

Because of the nature and extent of the uncertainties, many of which are outside the control of the Company, there can be no assurances that the Company will be able to ultimately consummate planned principal operations or secure the necessary financing.

Cash and Cash Equivalents -- The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition -- Service revenue is recognized at the time such services have been rendered to customers. Contract services revenue is recognized as services are performed.  The Company has adopted and follows the guidance provided in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Start-up Costs: -- Cost incurred in connection with commencing operations, including general and administrative expenses, are charged to operations in the period incurred.

Impairment of Long Lived Assets and Long Lived Assets to be Disposed Of -- In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” which supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of Accounting Practice Bulletin (“APB”) Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that opinion).

This statement establishes the accounting model for long-lived assets to be disposed of by sale and applies to all long-lived assets, including discontinued operations. This statement requires those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS No. 144 in the fiscal year ending December 31, 2002 and through March 31, 2004.

SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121.  The Company adopted SFAS No. 144 in its evaluation of the fair value of certain assets .

Intangible Assets -- The Company accounts for intangible assets in accordance with SFAS 142. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method.  Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs.  Such assets are amortized on a straight-line basis over the estimated useful life of the asset. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is then recognized.

Stock Issued For Services -- The value of stock issued for services is based on management's estimate of the fair value of the Company's stock at the date of issue or the fair value of the services received, whichever is more reliably measurable.

Preferred Stock -- The Company has authorized 10,000,000 shares $.001 par value of preferred stock, with such designations, rights, preferences, privileges and restrictions to be determined by the Company's Board of Directors. As of March 31, 2004, no shares of preferred stock were issued and outstanding.

Research and Development Costs -- Generally accepted accounting principles state that costs that provide no discernible future benefits, or allocating costs on the basis of association with revenues or among several accounting periods that serve no useful purpose, should be charged to expense in the period occurred.  SFAS No. 2 “Accounting for Research and Development Costs” requires that certain costs be charged to current operations including, but not limited to:  salaries and benefits; contract labor; consulting and professional fees; depreciation; repairs and maintenance on operational assets used in the production of prototypes; testing and modifying product and service capabilities and design; and, other similar costs.

Income Taxes -- The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Since its inception, the Company has incurred net operating losses. Accordingly, no provision has been made for income taxes.

Loss Per Share -- The Company computed basic and diluted loss per share amounts for December 31, 2003 and 2002 and for the period from November 18, 1998 (inception) through December 31, 2003 (audited)

and for the three months ended March 31, 2003 and 2004 (unaudited) pursuant to the SFAS No. 128, “Earnings per Share.”  The assumed effects of the exercise of outstanding stock options, warrants, and conversion of notes were anti-dilutive and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Authoritative Pronouncements

The FASB has recently issued several new accounting pronouncements which may apply to the Company.

SFAS No. 141 “Business Combinations” establishes revised standards for accounting for business combinations.  Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination.  This statement is effective for business combinations initiated on or after July 1, 2001.  The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company’s financial position, results of operations or liquidity.

SFAS No. 142 “Goodwill and Other Intangible Assets” provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS No. 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition.  Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method.  Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs.  This statement is effective for all fiscal years beginning after December 15, 2001.  The adoption of SFAS No. 142 on January 1, 2002 did not have a material effect on the Company’s financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred.  When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset.  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.  The standard is effective for fiscal years beginning after June 15, 2002.  The adoption of SFAS No. 143 is not expected to have a material impact on the Company’s financial position, results of operations or liquidity.

SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” supercedes SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”.  Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS No. 144 provides additional implementation guidance.  SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions.  SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, “Reporting the Results of Operations,” pertaining to discontinued operations.  Separate reporting of a discontinued operation is still required, but SFAS No. 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  SFAS No. 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary.  This statement is effective for all fiscal years beginning after December 15, 2001.  The adoption of SFAS No. 144 did not have a material effect on the Company’s financial position, results of operations or liquidity.

SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” updates, clarifies, and simplifies existing accounting pronouncements.  SFAS No. 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect.  As a result, the criteria in APB Opinion 30 will now be used to classify those gains and losses.  SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded.  SFAS No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions.  This amendment is consistent with FASB’s goal requiring similar accounting treatment for transaction that have similar economic effects.  This statement is effective for fiscal years beginning after May 15, 2002.  The adoption of SFAS No. 145 is not expected to have a material impact on the Company’s financial position, results of operations or liquidity.

Statement No. 146, “Accounting for Exit or Disposal Activities” addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in Emerging Issues Task Force (“EITF”) No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring),” cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated – nullifying the guidance under EITF No. 94-3.  Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan.  This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged.  The adoption of SFAS No. 146 is not expected to have a material impact on the Company’s financial position, results of operations or liquidity.

SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, amends SFAS No. 123, “Accounting for Stock-Based Compensation.”  In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation.  The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements.  In the past, companies were required to make pro forma disclosures only in annual financial statements.  The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances.  The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The Company adopted the disclosure provisions of SFAS No. 148 for the year ended December 31, 2002, but will continue to use the method under APB Opinion No. 25 in accounting for stock options.  The adoption of the disclosure provisions of SFAS No. 148 did not have a material impact on the Company’s financial position, results of operations or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement.   This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

NOTE B - INCOME TAXES

The Company provides for income taxes in accordance with SFAS No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

Since its formation the Company has incurred net operating losses. As of December 31, 2003, the Company had a net operating loss carryforward available to offset future taxable income for federal and state income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carryforwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carryforwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carryforwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

At December 31, 2003, the Company has available net operating loss carry forwards of approximately $24,000 that expire in various years through 2024.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  At December 31, 2003, the significant component of the Company’s deferred income tax asset would result from the net operating losses amounted to approximately $9,600.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  After consideration of all the evidence, both positive and negative, management has determined that a full $9,600 valuation allowance at December 31, 2003 was necessary.  The increase in the valuation allowance for the year ended December 31, 2003 was approximately $9,600.

NOTE C - SHAREHOLDERS’ EQUITY

On November 20, 1998, the Company issued 1,000,000 shares of common stock to its founders at par value.

On December 10, 1998, the Company issued 355,000 shares of common stock to its sole officer and director for $7,100.

On March 8, 1999, the Company issued 200,000 shares of common stock to its sole officer and director for $4,000.

Under a private placement offering through June 30, 2003, the Company sold 157,000 shares of its common stock for approximately $.095 per share, aggregating proceeds of $13,900.

Changes in and disagreements with accountants on accounting and financial disclosures

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There have been no changes in and/or disagreements with Jewett Schwartz & Associates  on accounting and financial disclosure matters.

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Available Information

Currently, we are not required to deliver our annual report to security holders.  However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

PART II – Information not required in prospectus

Item 24.   Indemnification of directors and officers.

Pursuant to Florida law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  Florida law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Elderwatch, Inc. filed as Exhibit 3.2, provide that Elderwatch, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Elderwatch, Inc., absent a finding of negligence or misconduct in office.  The Bylaws also permit Elderwatch, Inc. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Elderwatch, Inc. has the power to indemnify such person against liability for any of those acts.

Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:
Legal and consulting fees $15,000.00
Accounting 2,500.00
Registration fees 1,300.00
(Edgar filing and Printing) 4,000.00

TOTAL $22,800.00

To date Elderwatch, Inc. has spent a total of $ 13,000 for office expenses, market research and legal and accounting fees.

Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of Elderwatch, Inc. securities without registration since its formation.  No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On November 20, 1998, Elderwatch, Inc. issued 1,000,000 shares of common stock to the officers and directors as founders' shares (specifically Allan Weiss and Gerry Salsky ) in return for the time, effort and expenditures to organize and form the corporation and the development of the business plan.  On April 28, 1999 Elderwatch, Inc. issued 350,000 shares of common stock. at a price of $0.02 per share to Allan Weiss, our sole officer and director, in consideration of his advancing a total of $7,000 to conduct research and develop data.  These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Gerry Salsky.  These securities were issued to the promoters of the company, bear a restrictive legend and were issued partially to Gerry Salsky, a citizen of Canada.

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In June 2003, 36,000 shares of the registrant’s common stock were issued to thirteen individuals at a price of $0.05 and 121,000 shares of the registrant’s common stock were issued to sixteen individuals and corporations at a price of $.10 per share. The  shares  were  issued in a private transaction, not involving any public solicitation or commissions, and without registration in reliance on the exemption  provided  by  Rule 506 and Section  3(b) and 4(2)  of  the  Securities  Act as a transaction by an Issuer not involving a public offering as the recipient had sufficient knowledge and experience in financial and business matters that she was able to evaluate the merits and risks of an investment in us, he had access to the type of information normally provided in a prospectus, and since the transaction was non-recurring and privately negotiated.

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On March 1 , 2003, the Board of Directors of Elderwatch, Inc. filed an amendment to its Articles of Incorporation with the state of Florida increasing the authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

No new transactions took place since June 2003.  The last subscription was signed and funds deposited in May.  A previous check for $750.00 was returned NSF in error. Subscriber made the check good in June 2003.

Item 27.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number Description

1.1 3.1 Restated Articles of Incorporation
1.2 3.2 2Bylaws
0.1 5.1 Opinion re: Legality
0.1 23.1 Consent of Independent Auditors
0.2 23.2 Consent of Counsel see 5.1
99.1 Client Agreement
0.1 99.2 Independent Contractor Agreement
0.2 99.3 Consent to Visit form
0.3 99.4 Report Form

Item 28.   Undertakings

 Undertakings

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The undersigned registrant hereby undertakes:

1 (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such  indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(3) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(i) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

73

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Interests of Named Experts and Counsel

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Our financial statements included in this prospectus have been audited by                                               Jewett Schwartz & Associates, our independent public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida.

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May 13, 2004

(Registrant)    Elderwatch, Inc.

By: /S/ Alan Weiss

         Alan Weiss, President, Secretary/Treasurer/

Principal executive officer

By: /S/ Alan Weiss

         Alan Weiss, President, Secretary/Treasurer/

Principal financial officer

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EXHIBIT 3.1

RESTATED ARTICLES OF INCORPORATION

RESTATED ARTICLES OF INCORPORATION

OF

ELDERWATCH, INC.

**************************************************************

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Florida relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE.  (NAME)

The name of the corporation is: ELDERWATCH, INC.

The address of the corporation is: 2881 North Pine Island Road

Building 65, Suite 203

Sunrise, FL 33322

ARTICLE TWO.  (RESIDENT AGENT)

The agent for service of process is Allan Weiss

Mailing address: 2881 North Pine Island Road

    Building 65, Suite 203

    Sunrise, Florida 33322

ARTICLE THREE.  (PURPOSES)

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Florida or of the United States of America, and without limiting the generality of the foregoing, specifically:

I.  (OMNIBUS). To have to exercise all the powers now or hereafter conferred by the laws of the State of Florida upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. (PURPOSES TO BE CONSTRUED AS POWERS). The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. (CAPITAL STOCK)

The corporation shall have authority to issue an aggregate of ONE HUNDRED AND TEN MILLION (110,000,000) shares of stock, par value one mill ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of One Hundred and Ten Thousand Dollars ($110,000).

a)

Non-Assessable Common Stock:  One hundred Million (100,000,000) shares of Common stock, Par Value One Mill ($0.001) per share, and

a)

Preferred Stock: Ten Million (10,000,000) shares of Preferred stock, Par Value One Mill ($0.001) per share.

All capital stock when issued shall be fully paid and non-assessable.  No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any un-issued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

Holders of the corporations Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

ARTICLE FIVE. (DIRECTORS).

The affairs of the corporation shall be governed by a Board of Directors of not more than fifteen (15) or less than one (1) person.  The name and address of the first Board of Directors is:

NAME                                                          ADDRESS

Allan Weiss

2881 North Pine Island Road

Building 65, Suite 203

         Sunrise, FL 33322

ARTICLE SIX.  (ASSESSMENT OF STOCK).

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. (INCORPORATOR).

The name and address of the incorporator of the corporation is as follows: Allan Weiss, 2881 North Pine Island Road, Building 65, Suite 203, Sunrise, FL 33322.

ARTICLE EIGHT. (PERIOD OF EXISTENCE).

The period of existence of the Corporation shall be perpetual.

ARTICLE NINE. (BY-LAWS).

The Board of Directors shall adopt the initial Bylaws of the corporation.  The power to alter, amend, or repeal the By-laws, or to adopt new Bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the Bylaws.

ARTICLE TEN. (STOCKHOLDERS’ MEETINGS).

Meetings of stockholders shall be held at such place within or without the State of Florida as may be provided by the Bylaws of the corporation.  The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting.  Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. (CONTRACTS OF CORPORATION).

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation.  Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

ARTICLE TWELVE. (LIABILITY OF DIRECTORS AND OFFICERS).

No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Florida Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his/her signature at Sunrise, Florida, this 1st day of March, 2003.

_______________________________

Allan Weiss

These restated the board of directors of ELDERWATCH, INC. adopted articles of incorporation and shareholder approval is or was not needed.

EXHIBIT 3.2

CORPORATE BYLAWS

BYLAWS OF

ELDERWATCH, INC.

CONTENTS OF INITIAL BYLAWS

ARTICLE PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01 Corporate Charter Provisions 4
1.02 Registered Agent or Office–Requirement
of Filing Changes with Secretary of State 4
1.03 Initial Business Office 4
1.04 Amendment of Bylaws 4

2.00 DIRECTORS AND DIRECTORS’ MEETINGS
2.01 Action Without Meeting 5
2.02 Telephone Meetings 5
2.03 Place of Meetings 5
2.04 Regular Meetings 5
2.05 Call of Special Meeting 5
2.06 Quorum 6
2.07 Adjournment–Notice of Adjourned Meetings 6
2.08 Conduct of Meetings 6
2.09 Powers of the Board of Directors 6
2.10 Board Committees–Authority to Appoint 7
2.11 Transactions with Interested Directors 7
2.12 Number of Directors 7
2.13 Term of Office 7
2.14 Removal of Directors 8
2.15 Vacancies 8
2.15(a) Declaration of Vacancy 8
2.15(b) Filling Vacancies by Directors 8
2.15(c) Filling Vacancies by Shareholders 8
2.16 Compensation 9
2.17 Indemnification of Directors and Officers 9
2.18 Insuring Directors, Officers, and Employees 9

ARTICLE PAGE

3.00 SHAREHOLDERS’ MEETINGS
3.01 Action Without Meeting 9
3.02 Telephone Meetings 10
3.03 Place of Meetings 10
3.04 Notice of Meetings 10
3.04 Voting List 10
3.05 Votes per Share 11
3.07 Cumulative Voting 11
3.08 Proxies 11
3.09 Quorum 12
3.09(a) Quorum of Shareholders 12
3.09(b) Adjourn for Lack or Loss of Quorum 12
3.10 Voting by Voice or Ballot 12
3.11 Conduct of Meetings 12
3.12 Annual Meetings 12
3.13 Failure to Hold Annual Meeting 13
3.14 Special Meetings 13

4.00 OFFICERS
4.01 Title and Appointment 13
4.01(a) Chairman 13
4.01(b) President 14
4.01(c) Vice President 14
4.01(d) Secretary 14
4.01(e) Treasurer 15
4.01(f) Assistant Secretary or
Assistant Treasurer 15
4.02 Removal and Resignation 15
4.03 Vacancies 16
4.04 Compensation 16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01 No Authority Absent Specific Authorization 16
5.02 Execution of Certain Instruments 16

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01 Classes and Series of Shares 17
6.02 Certificates for Fully Paid Shares 17
6.03 Consideration for Shares 17
6.04 Replacement of Certificates 17
6.05 Signing Certificates–Facsimile Signatures 18

ARTICLE PAGE

6.06 Transfer Agents and Registrars 18
6.07 Conditions of Transfer 18
6.08 Reasonable Doubts as to Right to Transfer 18

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01 Minutes of Corporate Meetings 18
7.02 Share Register 19
7.03 Corporate Seal 19
7.04 Books of Account 19
7.05 Inspection of Corporate Records 20
7.06 Fiscal Year 20
7.07 Waiver of Notice 20

8.00 ADOPTION OF INITIAL BYLAWS 20

ARTICLE ONE–CORPORATE CHARTER AND BYLAWS

1.01

CORPORATE CHARTER PROVISIONS

The Corporation’s Charter authorizes one hundred million (100,000,000) shares of common stock (par value $ .001) and ten million (10,000,000) shares of Preferred stock (par value $ .001) to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number.  Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02

REGISTERED AGENT AND OFFICE–REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE

The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Florida, is: 2881 North Pine Island Road, Building 65, Suite 203, Sunrise FL 33322.

The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: Allan Weiss.

The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or both with the Secretary of State, and not otherwise.  Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03

INITIAL BUSINESS OFFICE

The address of the initial principal business office of the Corporation is hereby established as: 2881 North Pine Island Road, Building 65, Suite 203, Sunrise, FL 33322.

The Corporation may have additional business offices within the State of Florida and where it may be duly qualified to do business outside of Florida, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04

AMENDMENT OF BYLAWS

The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders’ meeting following their adoption.

ARTICLE TWO–DIRECTORS AND DIRECTORS’ MEETINGS

2.01

ACTION BY CONSENT OF BOARD WITHOUT MEETING

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02

TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03

PLACE OF MEETINGS

Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Florida as may be designated by the Board.

2.04

REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders’ meeting, and at such other regularly repeating times as the Directors may determine.

a.1

CALL OF SPECIAL MEETING

Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.

Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.

Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director.  If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06

QUORUM

The presence throughout any Directors’ meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07

ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS

A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08

CONDUCT OF MEETINGS

At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President’s absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors’ meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09

POWERS OF THE BOARD OF DIRECTORS

The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders’ agreement, and these Bylaws.

2.10

BOARD COMMITTEES–AUTHORITY TO APPOINT

The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11

TRANSACTIONS WITH INTERESTED DIRECTORS

Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors’ participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12

NUMBER OF DIRECTORS

The number of Directors of this Corporation shall be not less than one or more than fifteen. No Director need be a resident of Florida or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13

TERM OF OFFICE

Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14

REMOVAL OF DIRECTORS

The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15

VACANCIES

Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders’ meeting at which any Director is to be elected.

2.15(a)

DECLARATION OF VACANCY

A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)

FILLING VACANCIES BY DIRECTORS

Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders’ meeting.

2.15(c)

FILLING VACANCIES BY SHAREHOLDERS

Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16

COMPENSATION

Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefore.

2.17

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

a.1

INSURING DIRECTORS, OFFICERS, AND EMPLOYEES

The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE THREE–SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING

Any action that may be taken at a meeting of the Shareholders under any provision of the Florida Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02

TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03

PLACE OF MEETINGS

Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Florida as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS

The President, the Secretary, or the officer or persons calling a Shareholders' Meeting shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05

VOTING LIST

At least ten (10), but not more than sixty (60), days before each Shareholders’ meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE

Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING

No shareholder shall have the right to cumulative voting.

a.1

PROXIES

A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09

QUORUM

3.09(a)

QUORUM OF SHAREHOLDERS

    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)

ADJOURNMENT FOR LACK OR LOSS OF QUORUM

     No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10

VOTING BY VOICE OR BALLOT

Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11

CONDUCT OF MEETINGS

Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

a.1

ANNUAL MEETINGS

The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13

FAILURE TO HOLD ANNUAL MEETING

If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS

A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR–OFFICERS

4.01

TITLE AND APPOINTMENT

The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers.  One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)

CHAIRMAN OF THE BOARD

The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)

PRESIDENT

Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)

VICE PRESIDENT

Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)

SECRETARY

The Secretary shall:

See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.  Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.

Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.  Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. When the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.

In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)

TREASURER

The Treasurer shall:

Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.

Receive, and give receipt for, monies due and payable to the Corporation.

Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.

If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer’s death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.

In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)

ASSISTANT SECRETARY AND ASSISTANT TREASURER

The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02

REMOVAL AND RESIGNATION

Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03

VACANCIES

Upon the occasion of any vacancy occurring in any office of the   Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the un-expired term or until a permanent successor is elected.

4.04

COMPENSATION

The Board of Directors shall fix the compensation of the officers from time to time, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE–AUTHORITY TO EXECUTE INSTRUMENTS

5.01

NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION

These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

5.02

EXECUTION OF CERTAIN INSTRUMENTS

Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES

The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02

CERTIFICATES FOR FULLY PAID SHARES

The Corporation may issue neither shares nor certificates representing shares until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03

CONSIDERATION FOR SHARES

Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute either payment or partial payment for shares of the Corporation.

6.04

REPLACEMENT OF CERTIFICATES

No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05

SIGNING CERTIFICATES-FACSIMILE SIGNATURES

The officer(s) designated by the Board of Directors shall sign all share certificates. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06

TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07

CONDITIONS OF TRANSFER

The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08

REASONABLE DOUBTS AS TO RIGHT TO TRANSFER

When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefore, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVEN–CORPORATE RECORDS AND ADMINISTRATION

7.01

MINUTES OF CORPORATE MEETINGS

The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02

SHARE REGISTER

The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03

CORPORATE SEAL

The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04

BOOKS OF ACCOUNT

The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. Subject to the foregoing, the chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05

INSPECTION OF CORPORATE RECORDS

A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06

FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE

Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE EIGHT--ADOPTION OF INITIAL BYLAWS

The foregoing bylaws were adopted by the Board of Directors on  February ____ 2003.

____________________________________

   Allan Weiss, Director

Attested to, and certified by:

____________________________________

Allan Weiss, Secretary